CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                 RC2 CORPORATION
                                      INTO
                        RACING CHAMPIONS ERTL CORPORATION


     Racing Champions Ertl Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     FIRST: That the Corporation owns 100% of the outstanding shares of each class of stock of RC2 Corporation, a corporation organized and existing under the laws of the State of Delaware ("RC2").

     SECOND: That the Corporation, by unanimous written consent of the Corporation's Board of Directors, dated April 1, 2003, adopted the following resolutions to approve the formation of RC2 and to effect the merger (the "Merger") of RC2 into the Corporation pursuant to Section 253 of the Delaware General Corporation Law:

     RESOLVED, that, upon the terms set forth below, and in accordance with the Delaware General Corporation Law, at the effective time of the Merger, RC2 shall be merged with and into the Corporation (the "Merger"), and, as a result of the Merger, the separate corporate existence of RC2 shall cease and the Corporation shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     FURTHER RESOLVED, that the terms and conditions of the Merger shall be as follows:

     1. At the effective time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Delaware General Corporation Law. Without limiting the generality of, and subject to the provisions of, the Delaware General Corporation Law, at the effective time of the Merger, all of the property, interests, assets, rights, privileges, immunities, powers and franchises of RC2 shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of RC2 shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

     2. At the effective time of the Merger, the Amended and Restated Certificate of Incorporation of the Corporation shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation. At the effective time of the Merger, the By-Laws of the Corporation shall be the By-Laws of the Surviving Corporation.

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     3.     At  the  effective  time of the Merger, the Corporation shall change its  corporate  name  by  changing  Article  One  of  the  Amended  and Restated
Certificate  of  Incorporation  of  the  Corporation  to  read  as  follows:

            Article One.  The  name  of  the  Corporation  is  RC2  Corporation.

     4. The directors of the Corporation immediately prior to the effective time of the Merger shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation, and the officers of the Corporation immediately prior to the effective time of the Merger shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     FURTHER RESOLVED, that officers of the Corporation be, and any one or more of them hereby are, authorized and directed, for and on behalf of the Corporation, to make and execute a Certificate of Ownership and Merger setting forth a copy of the foregoing resolutions providing for the Merger of RC2 with and into the Corporation, and to cause the same to be filed with the Secretary of State of the Sate of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may otherwise be necessary or advisable to effect the Merger.

     THIRD: The Merger shall be effective at 9:00 a.m. Eastern Time on April 9, 2003.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Curtis W. Stoelting, its Chief Executive Officer, as of the 9th day of April, 2003.

                                            RACING  CHAMPIONS  ERTL  CORPORATION


                                            By   /s/  Curtis  W.  Stoelting
                                               ---------------------------------
                                                  Curtis  W.  Stoelting,
                                                 Chief  Executive  Officer

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